                                                                   EXHIBIT 10.11

                              SUBLEASE AGREEMENT

                                      I.


DEFINED TERMS

Base Rent
     Monthly:          $ 28,432.50
     Annually:         $341,190.00
Broker:

     Sublessor:         Wayne Mascia

     Sublessee:         Cornish & Carey Commercial

Building:               432 Lakeside Drive; Sunnyvale, California

Effective Date:         February 16, 1995

Expiration Date:        August 31, 1997

Landlord:               Oakmead Investments, a general partnership

Master Lease:           That certain Net Lease Agreement between Landlord and
                        Sublessor dated November 7, 1983, as amended by that certain First Amendment to Lease dated April 1, 1992
                        (the "First Amendment")

Permitted Uses:         General office, research and development, storage and
                        distribution of electronic components

Premises:               Improved real property as more particularly described in
                        the Master Lease, attached hereto as EXHIBIT A, consisting of approximately 59,885 rentable square feet.

Rent
Commencement Date:      March 1, 1995

Security
Deposit:                18.955

Sublessee:              NVIDIA CORPORATION

Sublessee's
Address:                432 Lakeside Drive
                        Sunnyvale, California
                        Attn: Rich Whitacre
                        Phone: (408) 720-6119

Sublessor:              AMDAHL CORPORATION, a Delaware corporation

                                       1.

Sublessor's
Address:                 1250 East Arques Avenue
                         Mail Stop 110
                         P.O. Box 3470
                         Sunnyvale, California 94088-3470
                         Attn: Director, Corporate Real Estate
                         Phone: (408) 746-6639

Sublet Space:            That portion of the Premises, as more particularly
                         described in the Sublet Space Floor Plan, attached hereto as EXHIBIT B, consisting of approximately 29,100 rentable square feet, but by agreement, charged as 27,875 rentable square feet for the purpose of determining the Base Rent.

Term: Thirty (30) months, subject to extension pursuant to the terms of Section 1.2 of this Sublease

Exhibits:                Exhibit A  Master Lease
                         Exhibit B  Sublet Space Floor Plan
                         Exhibit C  Tenant Improvements

                                      II.

     This SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

     The parties enter this Sublease on the basis of the following facts, understandings and intentions:

     A. Sublessor is presently a lessee of the Premises in the Building pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as EXHIBIT A.

     B. Sublessor desires to sublease the Sublet Space to Sublessee and Sublessee desires to sublease the Sublet Space from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

     C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. SUBLEASE. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Sublet Space for the Term upon all of the terms, covenants and conditions herein contained. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") on the Sublet Space constructed as well as all such Improvements constructed by or for Sublessee and/or owned by

                                       2.

Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, "Sublet Space" shall include the Sublet Space and the Improvements.

     1.1 EARLY OCCUPANCY. Notwithstanding anything to the contrary in this Sublease, Sublessee and Sublessee's employees, agents, contractors and suppliers shall have the right at any time after February 20, 1995 (the "Early Occupancy Date") to enter the Premises, at their sole risk, solely to install Sublessee's furniture, trade fixtures, communications equipment and other equipment therein; provided, however, that (i) Sublessee's early entry shall not unreasonably interfere with any of Sublessor's activities on the Premises during such period;
(ii) such entry on the Premises shall be on all of the terms of this Sublease, except that Sublessee shall not be required to pay any Base Rent hereunder during any period of early entry; (iii) during such period of early occupancy, Sublessee shall be liable for utility and trash collection which exceed Sublessor's "moth ball" rate; and (iv) Sublessee shall provide Sublessor before such entry with certificates of the insurance required of Sublessee pursuant to the terms of this Sublease.

     1.2 RENEWAL TERM. Provided (i) Sublessee is not in default under the terms of this Sublease for more than five (5) days after Sublessor's delivery of written notice thereof to Sublessee at the time this renewal is exercised or at the commencement of the Renewal Term (as defined below), (ii) Sublessee is occupying at least ninety percent (90%) of the Sublet Space, including any Available Space, (iii) Sublessor has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations,
(iv) the Master Lease is then in full force and effect, and (v) Sublessee's then-existing financial condition is at least as favorable as Sublessee's financial condition as of the Commencement Date, in Sublessor's sole discretion, Sublessee shall have the option to renew this Sublease for either (and not both)
(A) one (1) period of one (1) year, or (B) a term equal to the remaining portion of the term of the Master Lease (either, a "Renewal Term"). The Renewal Term shall be on all the terms and conditions of this Sublease, except that (a) Base Rent for the Renewal Term shall be ninety-five percent (95%) of the then-existing Market Rent (as defined below), and (b) after Sublessee's exercise of the Renewal Term, Sublessee shall have no further rights to any renewal of the Term of this Sublease. Sublessee must exercise its option to renew this Sublease by giving Sublessor written notice (an "Extension Notice") of its election to do so no later than one hundred twenty (120) days prior to the end of the initial Term. Any notice not given in a timely manner shall be void; and Sublessee shall be deemed to have waived its renewal rights. The Renewal Term set forth herein is personal to Sublessee and any Affiliate thereof and shall not be included in any assignment of this Sublease.

          1.2.1 MARKET RENT. The term "Market Rent" shall mean the monthly amount per rentable square foot in the Sublet Space that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements (provided that the value of any tenant improvements installed in the Sublet Space at Sublessee's sole expense shall not be included as a factor in determining the Market Rent), in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings.

                                       3.

     No earlier than sixty (60) and no later than thirty (30) days prior to the Expiration Date, Sublessor and Sublessee, upon notice from Sublessor, shall have a period of thirty (30) days in which to agree on the Market Rent. If they agree within that period, they shall immediately execute an amendment to this Lease stating the Base Monthly Rent for such period.

     If Sublessor and Sublessee are unable to agree upon the Market Rent within such thirty (30) day period, then the dispute shall proceed to arbitration conducted pursuant to the provisions of the laws of the state in which the Premises is located and the Real Estate Arbitration Rules of the American Arbitration Association or its successor insofar as said rules do not conflict with said laws or this section. Within ten (10) days of the expiration of the aforesaid thirty (30) day period, Sublessor and Sublessee shall select one joint arbitrator or, if they cannot agree on one joint arbitrator, then each shall select an arbitrator within fifteen (15) days of the expiration of the aforesaid thirty (30) day period and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. Each arbitrator selected shall be a real estate appraiser with an MAI certification or a real estate broker, with at least five (5) years of experience appraising or leasing building space comparable to the Premises in the city and county where the Premises is located. The arbitrators shall convene in the city or county in which the Premises are located as soon as practicable and offer Sublessor and Sublessee the opportunity to present their cases. If any party fails to appear more than once to participate or produce evidence in an arbitration proceeding, the arbitrators may make their decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make their determinations of Market Rent based on the factors referenced above; and such decision shall be binding upon Sublessor and Sublessee and enforceable in a court of law. Each party shall be responsible for the costs, charges and fees of its appointee; and the parties shall share equally in the costs, charges and fees of the third arbitrator. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this section, upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there is no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court and/or presiding trial court of the state and county in which the Premises is located.

     1.3  RIGHT OF FIRST NEGOTIATION.

          1.3.1 RIGHT. If at any time during the initial Term of this Sublease Sublessor decides to offer any remaining portion of the Premises (the "Available Space") for sublease, then, prior to leasing such portion of the Premises to a third party sublessee, Sublessor shall first provide Sublessee with a written notice ("Sublease Notice") describing the terms, in Sublessor's sole discretion, on which Sublessor would be willing to sublease the Available Space to Sublessee. Sublessee shall have five (5) business days from delivery of the Sublease Notice in which to inform Sublessor in writing (a "Response Notice") of Sublessee's intention to sublease all, and not a portion, of the Available Space from Sublessor on the terms described in the Sublease Notice or on other terms proposed by Sublessee. If Sublessee shall fail to provide such Response Notice within such five (5) business day period, or shall affirmatively provide Sublessor with written evidence of Sublessee's intention not to sublease the Available Space, then Sublessor shall be free to sublease the Available Space on such terms as Sublessor shall deem appropriate, and Sublessee's rights hereunder shall forever terminate.

                                       4.

          1.3.2 FIFTEEN DAY NEGOTIATION PERIOD. Is Sublessee shall have provided Sublessor with a timely Response Notice, then Sublessor and Sublessee shall have a period of fifteen (15) days from the date on which Sublessee delivers the Response Notice in which to agree on terms by which Sublessor shall sublease the Available Space to Sublessee; provided, however, that neither Sublessor and Sublessee shall be required to agree to terms, and in so negotiating, each party shall be free to negotiate terms as it deems best, in its sole discretion. If Sublessor and Sublessee have not agreed in such fifteen
(15) day period on terms whereby Sublessee shall sublease such Available Space from Sublessor, or if the parties hereto have not executed an amendment to this Sublease confirming such obligations within thirty (30) days of the date on which Sublessee delivers the Response Notice, then in either case Sublessor and Sublessee's rights and obligations with respect to such Available Space shall terminate with respect to the Available Space that is specified in such Sublease Notice; provided, however, that nothing herein shall be deemed a waiver of Sublessee's rights under this Section 1.3 with respect to (i) any other Available Space in the Premises during the initial Term of this Sublease, or
(ii) the Available Space specified in the Sublease Notice, to the extent it is offered for lease again during the initial Term of this Sublease.

          1.3.3 REMEDIES. In the event that either party hereto fails to perform its obligations under this Section 1.3, the other party's sole remedy shall be to obtain the equitable remedies of declaratory relief, specific performance and injunctive relief.

2.   CONDITION OF SUBLET SPACE.

     2.1 PHYSICAL CONDITION. As of the Effective Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee's own investigation of the Sublet Space and the physical condition thereof, including accessibility and location of utilities, improvements, which in Sublessee's judgment materially affect or influence Sublessee's use of the Sublet Space and Sublessee's willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Sublet Space except on an "as is" basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublet Space Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Sublet Space, except as provided for in EXHIBIT C; provided, however, Sublessor shall deliver the Sublet Space to Sublessee in broom clean condition and free of any tenants or occupants which would affect Sublessee's use thereof.

     2.2 FURTHER INSPECTION. Sublessee represents and warrants to Sublessor that as of the Effective Date Sublessee shall examine and inspect all matters with respect to permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Sublet Space for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied.

                                       5.

3.   SUBLEASE SUBJECT TO MASTER LEASE.

     3.1 INCLUSIONS. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in Section 3.2 herein, modified as appropriate in the circumstances so as to make such Articles, and any Sections contained therein, applicable only to the subleasing hereunder by Sublessor of the particular Sublet Space covered hereby. Whenever the word "Premises" is used in the Master Lease, for purposes of this Sublease, the word Sublet Space shall be substituted. Sublessee shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Sublet Space and shall satisfy all applicable terms and conditions of the Master Lease relating to the Sublet Space for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon any Event of Default by Sublessee hereunder, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Articles and Sections of the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease.

     3.2 EXCLUSIONS. The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this Sublease: 1, 2, 3, 4, the first sentence of Section 5, the second paragraph of Section 5, Section 6.B., Section 7.C., the second paragraph of Section 7.D., 8, 9.A, the second through sixth sentences of Section 10 and the word "exclusive" from the first sentence of Section 10, the second and third paragraphs of 10, 11, the first paragraph of Section 12, 13, 15, 16, 21, the addresses in Section 22 shall be replaced by the addresses given in the Defined Terms, 24, 30, 31, 33 and the entire First Amendment. Notwithstanding anything to the contrary in the Master Lease, in no event shall Sublessee be required to spend more than Fifteen Thousand Dollars ($15,000) per calendar year in order to fulfill Sublessee's obligations to repair the Sublet Space pursuant to Section 9.B of the Master Lease, unless such obligations arise from the negligence or willful misconduct of Sublessee or Sublessee's Parties, Sublessee shall provide Sublessor with written notice of any repair obligations exceeding Fifteen Thousand Dollars ($15,000) annually, along with evidence satisfactory to Sublessor of the cost of such work and the aggregate amount of such work performed by Sublessee during such year, and Sublessor shall reimburse Sublessee for the cost thereof above the Fifteen Thousand Dollar ($15,000) annual threshold within thirty (30) days of receipt of evidence therefor.

     3.3 TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this

                                       6.

Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

4. LANDLORD'S OBLIGATIONS. It shall be the obligation of Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, that: Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Landlord under the Master Lease (without requiring Sublessor to spend more than a nominal sum, which nominal sum shall be limited to all costs associated with the preparation of and transmittal to Landlord of documentation from Sublessor or Sublessee's attorneys determining the obligations to be performed by Landlord under the Master Lease). If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action ("Action") or if Sublessor's action is not, in Sublessor and Sublessee's mutual judgement, adequate for the enforcement of Sublessor's rights against Landlord with respect to the portion of the Premises then occupied by Sublessee, Sublessee shall have the right to take such Action or additional action, including but not limited to litigation, in its own name, and for that purpose and only to such extent, all of the rights of Sublessor as tenant under the Master Lease are hereby conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that the same shall apply to the portion of the Premises then occupied by Sublessee. If any Action against Landlord in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld; and provided, further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or suffer by reason of such Action, except to the extent incurred or suffered by reason of Sublessor's negligent acts or omissions.

5.   RENT.

     5.1 INITIAL RENT. Upon execution hereof, Sublessee shall deliver the first month's Base Rent to Sublessor, to be applied against Sublessee's first obligation to pay Base Rent hereunder. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing on the Rent Commencement Date without being invoiced by Sublessor. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Sublessor's address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and, except as otherwise provided for herein, without deduction or offset for any cause whatsoever.

                                       7.

     5.2 GROSS RENTAL. The parties acknowledge that this Sublease is intended to be a "gross" sublease and that Sublessee shall have no obligation to reimburse Sublessor for any operating expenses, utilities, janitorial expenses, landscaping costs, insurance premiums or real property taxes passed through to Sublessor by Landlord pursuant to the terms of the Master Lease, all of which costs are a part of the Base Rent.

     5.3 LATE PAYMENT CHARGES AND INTEREST. Any payment of Rent or other amount from Sublessee to Sublessor in this Sublease which is not paid within five (5) days of the date due shall accrue interest from the date due until the date paid at an annual rate of ten percent (10%) (the "Interest Rate"). If any installment of Rent is not paid by the fifth of the month, or otherwise when due, Sublessee shall pay to Sublessor a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent, in addition to the installment of Rent then owing; provided, however, that such late charge (but not payment of the Interest Rate) shall be excused the first time during the Term of the Sublease that an installment of Rent is paid later than the fifth day of the month. This Section 5 shall not relieve Sublessee of Sublessee's obligation to pay any amount owing hereunder at the time and in the manner provided.

6. SECURITY DEPOSIT. Upon execution hereof, Sublessee shall deposit with Sublessor (i) a cash security deposit (the "Cash Deposit") in the amount of the Security Deposit described in the Defined Terms, and (ii) the original copy of a clean, irrevocable and unconditional letter of credit (the "Letter of Credit") in the amount of One Hundred Thousand Dollars ($100,000) issued by a financial institution, and subject only to terms, acceptable to Sublessor. (Notwithstanding the foregoing, Sublessor agrees to review the requirement and amount required under the Letter of Credit every six (6) months during the Term of this Sublease. In so doing, Sublessor will review Sublessee's financial situation, cash position and cash burn rate compared to the remaining financial obligations of Sublessee for the remainder of the Term in order to determine if it is appropriate, in Sublessor' sole discretion, to reduce the amount of the Letter of Credit. To the extent that Sublessor decides to reduce the amount of the Letter of Credit, Sublessee will renew or extend the Letter of Credit for the agreed upon amount, and provide Sublessor with written notice thereof within five (5) business days.) The Letter of Credit shall provide for its payment to Sublessor upon its presentation of a statement from Sublessor that an Event of Default by Sublessee exists hereunder. Upon the failure of Sublessee to deliver a replacement letter of credit (or an extension of the existing Letter of Credit) on or before thirty (30) days prior to any maturity date of any such Letter of Credit, Sublessor may draw upon the same and thereafter treat such cash as a portion of the Security Deposit. (The Cash Deposit and Letter of Credit are hereinafter collectively referred to as the "Security Deposit.") The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Sublet Space and repair damages thereto, to surrender the Sublet Space to Sublessor in clean condition and repair upon termination of this Sublease and to discharge Sublessee's other obligations hereunder. Sublessor may use and commingle any cash portion of the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee's failure to remit to Sublessor a sufficient amount in cash to restore the Security Deposit to the original amount or, in the case of a partial draw by Sublessor under the Letter of Credit, the failure of Sublessee to replace such Letter of Credit with an new Letter of Credit in the full original amount within five (5) days after receipt of Sublessor's written demand to do so shall constitute an Event of Default. Upon termination of

                                       8.

this Sublease, if Sublessee has then performed all of Sublessee's obligations hereunder, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee's obligations hereunder, to Sublessee without payment of interest.

7. USE. The Sublet Space is to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor. In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease.

8. ASSIGNMENT AND SUBLETTING. Sublessee shall not sell, assign, encumber, sublease or otherwise transfer by operation of law or otherwise the Sublet Space or this Sublease without Sublessor's consent, which consent shall not be unreasonably withheld. Any such sale, assignment, encumbrance, sublease or other transfer in violation of the terms of this Sublease shall be void and shall be of no force or effect. Notwithstanding anything to the contrary contained herein, Sublessee may assign or Sublease the Sublet Space, in whole or in part, without Sublessor's consent, but with Landlord's consent if so required under the Master Lease, to any entity which controls, is controlled by, or is controlled by, or is under common control with, Sublessee; to any entity which results from a merger or consolidation with Sublessee, to any entity engaged in a joint venture with Sublessee; or to any entity which acquires substantially all the assets or stock of Sublessee as a going concern, with respect to the business that is being conducted in the Sublet Space (hereinafter, each a "Permitted Transfer"), provided that in each of the foregoing instances, such assignee has a net worth equal to or greater than Sublessee's as of the Rent Commencement Date. In addition, a sale or transfer of the capital stock of Sublessee shall be deemed a Permitted Transfer if (i) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Sublessee, or (ii) Sublessee becomes a publicly traded corporation. Sublessor shall have no right to terminate the Sublease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.

9. ALTERATIONS. Sublessee shall not make or suffer to be made any alterations, additions or improvements (collectively "Alterations") in, on, or to the Sublet Space without the prior written consent of Sublessor which consent shall not be unreasonably withheld. Any Alterations Sublessee is permitted to make shall be made by Sublessee at Sublessee's sole cost and expense, and Sublessee shall notify Sublessor at least five (5) business days in advance of the same so that Sublessor may post appropriate notices of nonresponsibility. Provided that Sublessee so requests Sublessor in writing at that time, Sublessor shall inform Sublessee, at time Sublessee seeks Sublessor's consent to an Alteration, whether or not such Alteration must be removed at the expiration of the Term of this Sublease. Upon the expiration or sooner termination of this Sublease, Sublessee shall, upon demand by Sublessor, at Sublessee's sole cost and expense, forthwith and with all due diligence, remove any Alterations made or paid for by Sublessee whose removal was required by Sublessor upon Sublessor's granting consent therefor (or for which Sublessee did not seek Sublessor's removal preference upon installation) and Sublessee shall forthwith and with all due diligence, at Sublessee's sole cost and expense, repair and restore the Sublet Space to their original condition, ordinary wear and tear excepted.

                                       9.

10.  DAMAGE AND DESTRUCTION.

     10.1 TERMINATION OF MASTER LEASE. If the Sublet Space is damaged or destroyed and Landlord or Sublessor exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease.

     10.2 CONTINUATION OF SUBLEASE. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and Sublessee shall be entitled to any reduction or abatement of Base Rent in an amount in proportion to the corresponding reduction in base rent for the Sublet Space which Sublessor receives under the Master Lease, if any. Sublessor shall diligently enforce any obligation of Landlord to rebuild the Sublet Space in accordance with the Master Lease; and
(ii) Sublessor shall make available to Sublessee any insurance proceeds Sublessor receives as a result of such damage or destruction.

11.  EMINENT DOMAIN.

     11.1 TOTAL CONDEMNATION. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent shall be adjusted to the date of termination.

     11.2 PARTIAL CONDEMNATION. If any portion of the Premises is Condemned, and Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Premises unusable for Sublessee's business, as reasonably determined by Sublessor. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect and Sublessee shall be entitled to any reduction or abatement in Base Rent in any amount in proportion to the corresponding reduction in Base Rent for the Sublet Space which Sublessor receives under the Master Lease. Sublessor shall diligently enforce any rights under the Master Lease to require Lessor to rebuild the Premises. Base Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the Premises as a result of the Premises being Condemned. Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

     11.3 SUBLESSEE'S AWARD. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

12. INSURANCE. All insurance policies required to be carried by Sublessee pursuant to this Sublease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

                                      10.

13. BROKERAGE COMMISSION. Sublessor shall pay a brokerage commission to Sublessor's Broker for Sublessee's subletting of the Sublet Space as provided for in a separate agreement between Sublessor and Broker. Sublessor and Sublessee warrant to each other that its sole contact with the other or the Sublet Space in connection with this transaction has been directly with their respective brokers. Sublessor and Sublessee further warrant for the benefit of the other that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and the other party with respect to the other party or the Sublet Space. Sublessor and Sublessee shall indemnify, defend by counsel acceptable to the indemnified party and hold the other harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder, other than any claims by Sublessor's broker or Sublessee's Broker, in connection with the Sublet Space and this Sublease.

14. SUBLESSE'S INDEMNITY. Sublessee shall defend, indemnify and hold harmless Sublessor, its partners, employees, and agents from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessor, its partners, employees and agents may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, liabilities or covenants applicable to sublessee hereunder, Sublessee's occupancy or use of the Sublet Space, any alterations, additions or modifications made to the premises by Sublessee or Sublessee's negligence or willful misconduct. This indemnification shall survive termination of this Sublease.

15. RIGHT TO CURE SUBLESSEE'S DEFAULTS. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five
(5) days' notice to sublessee or the time within which Landlord may act on Sublessor's behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay attorneys' fees and other costs reasonably required in connection therewith. Sublessee shall pay to sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

16.  HAZARDOUS MATERIALS.

     16.1  DEFINITIONS.

           16.1.1 "HAZARDOUS MATERIALS." As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations

                                      11.

thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects.

               16.1.2 ENVIRONMENTAL LAWS. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Sublessee or the Premises.

        16.2 SUBLESSEE'S COVENANT. Sublessee shall not cause, or allow any of Sublessee's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Sublessee's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Sublessee and Sublessee's Parties shall comply with all Environmental Laws and promptly notify Sublessor of the presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises or any violation of any Environmental Law. Sublessor shall have the right to inspect the Premises and to conduct tests and investigations to determine whether Sublessee is in compliance with the foregoing provisions provided that in each instance: (i) Sublessor gives Sublessee prior written notice of such inspection at least seventy-two
(72) hours in advance, (except in cases of emergency, in which case no emergency shall be necessary) and (ii) Sublessor and Sublessor's agents, contractors and representatives conduct such investigation in a manner designated to cause the least possible interference to Sublessee and Sublessee's use of the Premises. If such tests indicate the presence of any environmental condition caused by Sublessee or its agents, employees, contractors or invitees, Sublessee shall reimburse Sublessor for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event that Sublessee or its agents, employee's, contractors or invitees have caused Hazardous Materials to be released, stored, disposed of or introduced to the Premises in a manner or in amounts in violation of Environmental Laws, Sublessee shall promptly take any and all steps necessary to rectify the same as required by either the Landlord pursuant to the terms of the Master Lease or any federal, state or local government agency or political subdivision on account thereof or shall, at Sublessee's election, reimburse Sublessor, upon demand, for the cost to Sublessor of performing rectifying work. The reimbursement shall be paid to Sublessor in advance of Sublessor's performing such work, based upon Sublessor's reasonable estimate of the cost thereof; and upon completion of such work by Sublessor, Sublessee shall pay to Sublessor any shortfall promptly after Sublessor bills Sublessee therefore or Sublessor shall promptly refund to Sublessee any excess deposit, as the case may be. In the event that Sublessee shall elect to rectify such violation of Environmental Law but fail to commence to do so within the time periods required by relevant governmental authorities or within a time period specified by Sublessor, in Sublessor's reasonable discretion, Sublessor shall have the right to perform such rectifying work, and Sublessee shall reimburse Sublessor for the cost thereof upon demand therefor. Nothing in this Section 16.2 shall be deemed to create a liability for or an obligation of Sublessee to remediate Hazardous Materials released or stored on

                                      12.

the Premises prior to the Commencement Date by parties other than Sublessee or Sublessee's agents, employees, contractors or invitees.

        16.3 SUBLESSEE'S INDEMNIFICATION. Sublessee shall indemnify, protect, defend (by counsel reasonably acceptable to Sublessor) and hold harmless Sublessor and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnities") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Sublessee and/or Sublessee's Parties' breach of any prohibition or provision of the preceding section, or (b) the release, storage, use or discharge of Hazardous Materials on the Sublet Space after the Early Occupancy Date, except to the extent caused by Sublessor or Sublessor's Parties during the period between the Early Occupancy Date and the Rent Commencement Date. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sublease. Neither the written consent by Sublessor to the presence of Hazardous Materials on, under or about the Premises nor the strict compliance by Sublessee with all Environmental Laws shall excuse Sublessee from Sublessee's obligation of indemnification pursuant hereto. Sublessee's obligations pursuant to the foregoing indemnity shall survive the termination of this Sublease.

        16.4 SUBLESSOR'S INDEMNIFICATION. Sublessor shall indemnify, protect, defend (by counsel reasonably acceptable to Sublessee) and hold harmless Sublessee and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnities") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with the release, storage, disposal, use or discharge of Hazardous Materials on, under or about the Premises prior to the Early Occupancy Date but subsequent to the commencement of the term of the Master Lease. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sublease. The strict compliance by Sublessor with all Environmental Laws shall not excuse Sublessor from Sublessor's obligation of indemnification pursuant hereto. Sublessor's obligations pursuant to the foregoing indemnity shall survive the termination of this Sublease.

        16.5 SUBLESSOR'S REPRESENTATION AND WARRANTY. Sublessor represents and warrants to Sublessee that, to Sublessor's current actual knowledge, as of the date of this Sublease, Sublessor has not received any written notice from any governmental agency that Hazardous Materials are present on the Premises in violation of any Environmental Law. For the purposes of this Section 16.5, the term "to Sublessor's current actual knowledge" shall mean the actual (and not imputed) knowledge of Jonathan Anderson and Guy Van Auken as of the date of this Sublease, without the obligation to perform any due diligence, analysis and investigation of any kind whatsoever.

                                      13.

17.  MISCELLANEOUS.

     17.1 ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

     17.2 CAPTIONS. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

     17.3 LANDLORD'S CONSENT. This Sublease is conditioned upon Landlord's written approval of this Sublease. If Landlord refuses to consent to this Sublease on or before March 1, 1995 this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublet Space; provided Sublessor shall return the Deposit, if previously delivered to Sublessor, to Sublessee.

     17.4 AUTHORITY. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

     17.5 ATTORNEYS' FEES. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding

     17.6 PARKING. Sublessee is allocated and shall have the non-exclusive right to use not more than one hundred thirteen (113) of the parking spaces appurtenant to the Premises for its use and the use of Sublessee's Parties, the location of which may be designated from time to time by Sublessor. Sublessee shall not at any time use more parking spaces than the number so allocated to Sublessee or park its vehicles or the vehicles of others in any portion of the Premises not designated by Sublessor as a non-exclusive parking area. Neither Sublessee nor Sublessee's Parties shall have the exclusive right to use any specific parking space. Nothing contained in this Sublease shall be deemed to create liability upon Sublessor for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Sublessee or Sublessee's Parties, unless ultimately determined to be caused by the sole act of negligence or willful misconduct of Sublessor or Sublessor's Parties. Sublessee shall have no right to install any fixtures, equipment or personal property in parking areas.

     17.7 HOLDOVER. This Sublease shall terminate without further notice at the expiration of the Sublease Term. If Sublessee holds over at the Sublet Space or any part thereof after the expiration or earlier termination of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred seventy-five percent (175%) of the Base Rent due hereunder. Nothing in the foregoing sentence shall be deemed Sublessor's permission for Sublessee to hold over, and acceptance of Base Rent by Sublessor following expiration of termination of the Sublease shall not constitute a renewal of this Sublease. In addition to the foregoing, Sublessee shall indemnify, defend by counsel satisfactory to Sublessor, protect and hold Sublessor harmless from any and all liabilities, claims, causes of action, damages, costs or

                                      14.

expenses (including reasonable attorney's fees) directly or indirectly resulting from Sublessee's holding over at the Sublet Space beyond the expiration or termination of the Term.

     17.8 ACCESS. Sublessor reserves the right to enter the Sublet Space upon reasonable notice to Sublessee (except that in case of emergency no notice shall be necessary) in order to inspect the Sublet Space and/or the performance by Sublessee of the terms of this Sublease.

     17.9 TENANT IMPROVEMENTS. Sublessor, at Sublessor's sole cost and expense, shall perform certain improvements to the Sublet Space, as more particularly described in EXHIBIT C attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Effective Date.

                              "SUBLESSOR"

                              AMDAHL CORPORATION, a Delaware corporation

                              By:   _________________________________
                                    Its: ______________________________

                              "SUBLESSEE"

                              By: NVidia Corporation

                              By:   _________________________________
                                    Its: ______________________________

ACCEPTED AND AGREED TO:

"LANDLORD"

OAKMEAD INVESTMENTS,
a general partnership

By  ______________________________
     Its  _________________________

By  ______________________________
     Its  _________________________


                                      15.

                              CONSENT OF LANDLORD

     Landlord, as landlord under the Master Lease, hereby consents to the execution and delivery of the Sublease by and between Sublessor and Sublessee and the subletting of the Premises in accordance with the terms of the Sublease.

                                 "Landlord"

                                 By: ___________________________________
                                    Its: ________________________________

                                   EXHIBIT A

                                  MASTER LEASE

                                [To Be Attached]

                            FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE ("Amendment") is made as of April 1, 1992 ("Effective Date"), between OAKMEAD INVESTMENTS, a general partnership ("Landlord"), and AMDAHL CORPORATION, a Delaware corporation ("Tenant").

     A. Landlord and Tenant are parties to that certain Net Lease Agreement ("Lease"), dated November 7, 1983, wherein Landlord leased to Tenant approximately Fifty-Nine Thousand Eight Hundred Eighty-Five (59,885) square feet of space ("Premises") in that certain building ("Building") located at 432 Lakeside Drive in Sunnyvale, California.

     B. Landlord and Tenant desire to modify the Lease as hereinafter provided. Capitalized terms used herein shall have the same meanings given them in the Lease unless defined herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. EXTENSION OF TERM. The Term of the Lease is hereby extended until March 31, 2002 ("Expiration Date").

2. RENT. As of the Effective Date, the amount of Rent due under the lease shall be modified in accordance with the rental table attached hereto as EXHIBIT
B. Rent shall be paid in the manner and at the times described in Section 4 of the Lease.

3.   OPTIONS TO EXTEND.

     3.1 TERMS OF OPTIONS. Provided that Tenant is not in default beyond any applicable cure periods under the terms of the Lease, Tenant shall have the right, at its option, to extend the Term of the Lease for two (2) periods of five (5) years each (collectively, the "Extension Terms"). The first extension term ("First Extension Term") shall commence on the Expiration Date and extend to the date ("First Extension Term Expiration Date") of expiration of the First Extension Term. The second extension term ("Second Extension Term") shall commence on the First Extension Term Expiration Date.

     3.2 EXERCISE NOTICE. If Tenant elects to extend the Lease for the First Extension Term, Tenant shall give written notice thereof to Landlord not less than one hundred eight (180) days prior to the Expiration Date. If Tenant elects to extend the Lease for the Second Extension Term, Tenant shall give written notice thereof to Landlord not less than one hundred eighty (180) days prior to the First Extension Term Expiration Date.

     3.3 APPLICABLE TERMS AND CONDITIONS. The terms, covenants and conditions applicable to both Extension Terms shall be the same terms, covenants and conditions of the Lease, as amended by this Amendment, except that upon Tenant's exercise of its option for the First Extension Term, Tenant shall have the right to extend the Term of the Lease for the Second Extension Term only. Upon Tenant's exercise of its option for the Second Extension Term, Tenant shall have no further right to extend the Term of the Lease.

     3.4 AMENDMENT. If Tenant shall exercise an Extension Option, Landlord and Tenant shall execute an amendment to this Lease, in form and content mutually acceptable to Landlord and Tenant, on or before the Expiration Date (or, in the case of the Second Extension Term, the First Extension Term Expiration Date) whereby Landlord and Tenant acknowledge the resulting extension of the Term of the Lease.

4. FULL FORCE AND EFFECT. Except as herein amended and supplemented, the Lease shall continue in full force and effect as written.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              "LANDLORD"

                              Oakmead Investments, a
                              general partnership

                              By:   ________________________________
                                    Its: ___________________________

                              "TENANT"

                              Amdahl Corporation, a
                              Delaware corporation

                              By:   ________________________________
                                    Its: ___________________________

                                      2.

                          EXHIBIT "B" - RENT SCHEDULE

BUILDING 15

432 Lakeside Drive - 59,885 sq. ft.

1.  Commencing April 1, 1992, the monthly base rent shall be $50,000.00.

2.  Commencing January 1, 1995, the monthly base rent shall be $53,800.00.

3.  Commencing July 1, 1997, the monthly base rental shall be $58,000.00.

4.  Commencing January 1, 2000, the monthly base rent shall be $62,500.00.

5. In the event Tenant elects to exercise its first option to extend the term of this Lease:

    (A) Commencing April 1, 2002, the monthly base rent shall be equal to the then monthly rental paid for like improved space in the immediate area of the Premises, but in no event less than $68,000.00.

    (B) Commencing October 1, 2004, the monthly base rent shall be whatever it was for September, 2004, multiplied by 1.09.

6. In the event Tenant elects to exercise its second option to extend the term of the Lease:

    (A) Commencing April 1, 2007, the monthly base rent shall be equal to the then monthly rental paid for like improved space in the immediate area of the Premises, but in no event less than whatever it was for March, 2007, multiplied by 1.09.

    (B) Commencing October 1, 2009, the monthly base rent shall be whatever it was for September, 2009, multiplied by 1.09.

7. In the event Landlord and Tenant are unable to agree on the rent for either Extension Term within a period of thirty (30) days following receipt by Landlord of Tenant's written Exercise Notice per Paragraph 3.2 of this amendment, within five (5) days after the expiration of the said thirty (30) day period, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in Santa Clara County to appraise and set the fair market rental value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice to the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value. The cost of such sole appraiser shall be borne equally by the parties. If two appraisers are appointed by the parties as provided in this paragraph, the two appraisers shall meet promptly and attempt to set the fair market rental value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two appraisers shall select a third appraiser meeting the qualifications stated above within ten (10) days after the last day the two appraisers are given to set the fair market rental value. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten
(10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third appraiser who meets the qualifications

                                      1.

stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, the majority of the appraisers shall set the fair market rental value. If the majority of the appraisers are unable to agree on the fair market rental value within said twenty (20) day period, the three appraisals shall be added together and the total divided by three; the resulting quotient shall be the fair market rental value. The foregoing notwithstanding, if any appraisal differs from the median appraisal by an amount equal to more than ten percent (10%) of such median appraisal, that appraisal shall be disregarded, and the average of the remaining appraisals (or the remaining appraisal) shall be the fair market rental value. In establishing the fair market rental value, the appraiser or the highest and best use for the Premises in its existing configuration (including, but not limited to, rental rates for comparable space with comparable tenant improvements in the immediate area of the Premises, and any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, and/or cost of living or other rental adjustments; and the size of the space); without regard to the existence of this Lease but taking into consideration the absolute nature of this Lease.

                                      2.

                              NET LEASE AGREEMENT

1. PARTIES. This Lease is made by and between OAKMEAD INVESTMENTS, a general partnership of which Terrence J. Rose, Thomas A. Lynch, Jr. and Raymond J. Rosendin are all of the partners ("Landlord") and AMDAHL CORPORATION, a Delaware corporation ("Tenant").

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of Sunnyvale, County of Santa Clara, State of California, commonly described as 432 Lakeside Drive, Sunnyvale, California, and described more particularly in EXHIBIT A hereto, incorporated herein by this reference. The Premises include a building ("Building") of approximately 59,885 square feet.

3. TERM. The term of this Lease shall be for ten (10) years, commencing on September 15, 1984 ("Commencement Date") and ending on September 30, 1994 ("Expiration Date") unless sooner terminated pursuant to any provision hereof or unless extended pursuant to the option provision hereof. If for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the Commencement Date and Expiration Date of this Lease shall be revised to conform to the date of Landlord's delivery of possession. If possession of the Premises is not tendered to Tenant on or before September 15, 1984, Tenant shall have the right to terminate this Lease and shall have no further obligations or liabilities hereunder. If Tenant so terminates this Lease, Landlord shall return to Tenant all amounts paid by Tenant to Landlord in respect of this Lease. In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all of the provisions of this Lease, including the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

4. RENT. Tenant shall pay to Landlord rent for the Premises, without deduction or offset, prior notice or demand, in advance, on the first day of each calendar month of the term hereof, in installments in accordance with the following table:

                           Monthly rental             Total
                           per square foot           Monthly
       Commencing          of the Building            Rent
     October 1, 1984        $     0.80             $47,908.00
         May 1, 1985              0.90              53,896.50
         May 1, 1986              1.00              59,885.00
         May 1, 1987              1.10              65,873.50
         May 1, 1989              1.28              76,652.80
         May 1, 1991              1.48              88,629.80
         May 1, 1993              1.60              95,916.00

     Rent for any period during the term hereof which is for less than one (1) full month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States of America to Landlord at 3375 Scott Boulevard, #308, Santa Clara, CA 95051 or to such other persons or such other places as Landlord may designate in writing.

                                      1.

5. USE OF PREMISES. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purposes of offices, research and development, and assembly, storage and distribution of electronic components and for no other purpose. Tenant shall indemnify, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building except in trash containers placed inside exterior enclosures designated for that purpose by Landlord or inside of the Building where designated by Landlord. No materials, supplies, equipment finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside the Building. Tenant shall comply with any covenant, condition or restriction ("C.C.&R.'s") affecting the Premises.

     Notwithstanding anything in this section to the contrary, (i) Landlord warrants that Tenant's use of the Premises as provided in this section is in accordance with applicable governmental laws, regulations, rules and ordinances and any applicable C.C.&R's affecting the Premises, (ii) Tenant's indemnities and warranties in this section are dependent upon Landlord's warranty herein and
(iii) Tenant shall not be required to pay any capital expenditure or other governmental charge, provided, however, that Landlord shall determine the life of any improvements constructed as a result of said expenditures and charges and those expenditures and charges shall be divided by the number of years which Landlord reasonably determines, and said annual amounts shall be paid by Tenant during the applicable year provided that Tenant shall not be required to pay any said amounts except during the term hereof and said annual amount shall be prorated for portions of any year during which Tenant is a lessee pursuant to this Lease.

6.  TAXES AND ASSESSMENTS.

     (A) TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises.

     (B) MONTHLY PAYMENT. All property taxes levied or assessed against the Premises and Building which become due or accrue during the term of this Lease, shall be a Common Area Charge and Tenant shall pay each month 1/12th of its annual share of such property taxes pursuant to Section 11 below. Tenant's liability hereunder shall be prorated to reflect the Commencement Date and Expiration Date of this Lease and any extension of the Lease term pursuant to the provisions of this Lease.

     For the purpose of this Lease, the term "property taxes" means and includes all taxes, assessments, taxes based on vehicles utilizing parking areas, taxes based on rental income (exclusive of income taxes imposed by federal, state, local or other governmental entities),

                                      2.

Environmental Protection Agency charges, and any other governmental charges, general or special, ordinary and extraordinary, of any kind and nature whatsoever, applicable to the Premises or the Building, including, but not limited to, assessments for public improvements or benefits which heretofore or shall during the term of this Lease, or any extension thereof, be assessed, levied, imposed upon or become due and payable and a lien upon the Premises or the Building, or any part thereof, but excluding franchise, estate, inheritance, succession, capital levy, transfer or excess profits tax imposed upon Landlord and income taxes imposed by federal, state, local or other governmental entities upon Landlord.

     Any charges provided for in this section, including, but not limited to, assessments for public improvements or benefits, shall be paid over the longest possible time allowed, with Tenant liable for payments only during the portion of the payment period which is also part of the term of this Lease pursuant to
Section 3 above.

7.  INSURANCE.

     (A) INDEMNITY. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorney's fees), on account of, or arising out of, Tenant's acts or omissions on the Premises, not including any negligence or willful misconduct of Landlord, and not including any claims, causes of action, judgments, obligations or liabilities, and expenses and attorneys' fees connected therewith, which are covered by insurance provided pursuant to this Lease. This Lease is made on the express condition that Landlord shall not be liable except as provided in Section 9, or suffer loss by reason of injury to person or property, from whatever cause except Landlord's negligence or willful misconduct, in any way connected with the condition, use or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

     (B) LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than $1,000,000 for bodily injury or death as a result of any one occurrence and $500,000 for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to unreasonably withhold. Tenant shall deliver to Landlord, prior to possession, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days' prior written notice to Landlord,
(3) insures performance of the indemnity set forth in Subsection 7(a) above, and
(4) the coverage is primary and any coverage by Landlord is in excess thereto. Landlord specifically approves "Employer's Insurance of Wausau" as an insurance company which Tenant may use to obtain liability insurance as provided in this Subsection 7(b).

     (C) PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against those perils included

                                      3.

within the classification of "all risk" insurance and flood insurance plus a policy of rental income insurance in the amount of 100% of 12 months rent (including sums paid as additional rent). The cost of such insurance shall be a Common Area Charge and Tenant shall pay to Landlord its share of said cost as provided in Section 11 below. If such insurance is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in or any right to the proceeds of any insurance procured by Landlord on the Premises or the Building.

     (D) RELEASE OF LANDLORD AND TENANT. Tenant hereby releases Landlord and its partners, officers, agents, employees and servants from any and all claims, demands, liens, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other property of Tenant in, about, or upon the Premises, which is caused by or results from perils, events or happenings which are covered by insurance carried by Tenant and in force at the time of such loss.

     Landlord hereby releases Tenant and its officers, agents, employees and servants from any and all claims, demands, liens, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other property of Landlord in, about or upon the Premises, which is caused by or results from perils, events or happenings which are covered by insurance carried by Landlord or Tenant and in force at the time of such loss.

8. UTILITIES. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises.

9.   REPAIRS AND MAINTENANCE.

     (A) Subject to provisions of Section 15, Landlord shall keep and maintain the roof, structural elements and exterior walls of the Building in good order and repair. The "structural elements" of the Building shall include the electrical, plumbing and lighting systems other than those items of such systems which are fixtures in the interior of the Premises. Tenant shall be responsible for maintenance and repair of the heating and air conditioning systems unless repairs are the result of defective installation or materials, in which event Landlord shall repair the same at its own expense. However, Landlord may elect, at its option, to keep and maintain the heating and air conditioning systems of the Premises. The cost of the repairs and maintenance which Landlord elects to perform pursuant to the preceding sentence shall be a Common Area Charge and Tenant shall pay its share of such costs to Landlord as provided in Section 11 below. Other repairs and maintenance done pursuant to this Subsection 9(a) shall be at the sole expense of Landlord. However, if any repairs or maintenance are required because of an act or omission of Tenant, its agents, employees or invitees, Tenant shall pay to Landlord, upon demand, on hundred percent (100%) of the costs of such repair or maintenance unless such repair or maintenance is covered by insurance provided pursuant to this Lease, in which case Tenant shall pay the deductible amount of such insurance, such deductible not to exceed One Thousand Dollars ($ 1,000.00).

     (B) Except as expressly provided in Subsection 9(a) above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors and all door hardware, the interior walls and partitions, and the electrical, plumbing, lighting, heating and air conditioning

                                      4.

systems (unless Landlord has elected to keep and maintain the heating and air conditioning systems pursuant to Subsection 9(a) above) in good order, condition and repair, except that, notwithstanding anything to the contrary in this Subsection 9(b), Tenant's obligations relating to electrical, plumbing and lighting systems shall be limited to the fixtures of those systems on the interior of the Premises.

     Should Tenant fail to make repairs required of Tenant hereunder forthwith upon notice from Landlord, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

     Tenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code.

10. COMMON AREA. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall have the exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the Premises, which areas and facilities are referred to herein as "Common Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Building. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Notwithstanding anything to the contrary herein, the rules and regulations relating to the Common Area and any other area of the Premises shall not interfere with Tenant's use of the Premises and, to the extent such rules and regulations do interfere with Tenant's use of the Premises, such rules and regulations shall be void.

     Tenant shall have the exclusive use of the total number of parking spaces in the Common Area. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked any inoperative vehicles or equipment on any portion of the Common Area.

     Landlord shall operate, manage and maintain the Common Area in the same fashion as a common area maintained in a first class industrial park. The cost of such maintenance, operation and management, including landscaping and repair of paving and sidewalks, shall be a Common Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Section 11 below.

                                      5.

11. COMMON AREA CHARGES. Tenant shall pay to Landlord, as additional rent, upon demand but not more often than once each calendar month, an amount equal to one hundred percent (100%) of the Common Area Charges as defined in this Lease.

12.  ALTERATIONS.

     (A) Tenant may, without the prior consent of the Landlord, make any alterations, improvements or additions in, on, about or to the Premises or any part thereof that do not impair the structural soundness of the Building. Tenant shall have the right to remove at any time any alteration, improvement, addition, trade fixture, personal property, fixtures, equipment or other items which Tenant uses in or affixes to the Premises, subject to the obligation to repair any damage caused by such removal. Prior to the Commencement Date of the Lease, Tenant shall provide Landlord with a list of the alterations, improvements and additions that Tenant proposes to make in, on, about and to the Premises, designating which additions, improvements and additions Tenant does not intend to remove at the termination or expiration of the Lease. Notwithstanding anything to the contrary above, Tenant shall not have the right to remove such alterations, improvements and additions at the termination or expiration of the Lease.

     (B) If, during the term hereof, any alteration, addition or change of any sort through all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant, at its sole cost and expense, shall promptly make the same. If, during the term hereof, any alteration, addition or change to the Common Area or to the Building is required by law, regulation, ordinance, or order of any public agency, the cost of such alteration, addition, or change shall be a Common Area Charge and Tenant shall pay its share of said costs to Landlord as provided in Section 11 above. Tenant's obligations under this Subsection 12(b) are limited to the extent that such costs shall be paid over the life of such improvements as provided in
Section 5 above.

13. CONDITION OF THE PREMISES. Landlord hereby warrants to Tenant that the Premises have been constructed in accordance with all applicable governmental rules, laws, ordinances and regulations and that the Premises are free from defects in workmanship, design and materials. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

14.  DEFAULT.

     (A) EVENTS OF DEFAULT. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

          (1) Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder and such failure shall have continued for ten (10) days after written notice of such failure is given to Tenant;

          (2) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant;

                                      6.

               (3)  Tenant's vacating or abandonment of Premises;

               (4) Tenant's assignment of its assets for the benefit of its creditors;

               (5) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within ninety (90) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               (6) A court having jurisdiction shall have made or entered any decree or order (a) adjudging Tenant to be bankrupt or insolvent, (b) approving as properly filed a petition seeking reorganization of Tenant or seeking an arrangement under the bankruptcy laws or any other applicable debtors' relief law or statute of the United States or any State thereof, (c) appointing a receiver, trustee or assignee of Tenant in bankruptcy or insolvency for its property, or (d) directing the winding up or liquidation of Tenant; and such decree or order shall have continued for a period of ninety (90) days; or Tenant shall have voluntarily submitted to or filed a petition seeking any such decree or order.

     (B) REMEDIES. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

               (1) RE-ENTRY WITHOUT TERMINATION. Landlord may re-enter the Premises and, without terminating this Lease, at any time relet the Premises or any part or parts of them, for the account and in the name of Tenant or otherwise. Landlord may, at Landlord's election, eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through this Lease, and remove to storage Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or without the Premises. Tenant shall nevertheless pay the Landlord on the due date specified in this Lease all sums required of Tenant under this Lease, plus Landlord's expenses, less the proceeds of any sublease or reletting. The expenses allowed Landlord shall include, without limitation: cost paid to retake possession (including attorneys' fees), cost of removal to storage, cost of storage, cost to place the Premises in good condition and alter them for reletting, costs to secure new tenants (including real estate broker's commissions) and costs to fulfill all of Tenant's covenants and conditions to the end of the term. No act by or on behalf of landlord under this provision shall constitute a termination of this Lease unless Landlord gives written notice of termination.

               (2) RECOVERY OF RENT. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the rate of ten percent (10%) per annum from the due date of each installment of rent or other sum until paid.

               (3) TERMINATION. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all Tenant's rights in the Premises and the Building shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Section 32, and Landlord

                                      7.

may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's sub-tenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Subsection 14(b)(3) shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                    A.  maintenance and preservation of the Premises;

                    B.  efforts to relet the Premises;

                    C. appointment of a receiver in order to protect Landlord's interest hereunder;

                    D. consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                    E. any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

               (4) DAMAGES. In the event this Lease is terminated pursuant to Subsection 14(b)(3) above, Landlord shall be entitled to damages in the following sums:

                    A. the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                    B. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    C. the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                    D. any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to Tenant or otherwise); (iii) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorney's fees and court

                                      8.

costs; and (vii) any unamortized real estate brokerage commission paid in connection with this Lease.

                    E. The "worth at the time of award" of the amounts referred to in Subsections 14(b)(4)a and 14(b)(4)b is computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of award" of the amounts referred to in Subsection 14(b)(4)c is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

15.  DESTRUCTION.

     (A) DESTRUCTION OF LESS THAN THIRTY PERCENT. In the event that the Premises are damaged or destroyed to the extent that the estimated cost of repairing and restoring the Premises is less than thirty percent (30%) of the appraised value of the Premises immediately prior to such damage or destruction, Landlord shall, at its expense, promptly rebuild and restore the Premises to their condition immediately prior to the damage or destruction.

     If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of damage or destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days' prior written notice to Landlord. Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

     (B) DESTRUCTION OF THIRTY PERCENT OR MORE. In the event that the Premises are damaged or destroyed to the extent that the estimated cost of repairing and restoring the Premises is thirty percent (30%) or more of the appraised value of the Premises immediately prior to such damage or destruction, Landlord may, at its option, (a) rebuild or restore the Premises to their condition prior to the damage or destruction, or (b) terminate this Lease.

     If Landlord does not give Tenant notice in writing within thirty (30) days from the damage or destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of damage or destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days' prior written notice to Landlord. Landlord's

                                      9.

obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

     (C)  TENANT'S RIGHTS.  Notwithstanding anything to the contrary in this
Section 15, Tenant shall have the right to terminate this Lease by giving fifteen (15) days' prior written notice to Landlord in the event the Premises are damaged or destroyed to the extent that such damage or destruction materially interferes with Tenant's use of the Premises.

     (D) NO TERMINATION. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and
Section 1933, Subdivision 4 of the California Civil Code.

16.  CONDEMNATION.

     (A) DEFINITION OF TERMS. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the Taking of the entire Premises or so much of the Premises as, in the sole discretion of Tenant, prevents or substantially impairs the use thereof by Tenant for the uses herein specified; (3) "Partial Taking" means the Taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any-order for possession if issued prior to the date title vests in the condemnor; (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

     (B) RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

     (C)  TOTAL TAKING.  In the event of a Total Taking during the term hereof
(1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay the Landlord any rent or charges due Landlord under the Lease, each prorated as of the date of Taking; (4) Tenant shall receive from the Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; (5) the remainder of the Award shall be paid to and be the property of Landlord.

     (D) PARTIAL TAKING. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the monthly installment of rent shall be an amount equal to the product obtained by multiplying the monthly installment of rent immediately prior to the Taking by the quotient obtained by dividing the fair market value of the Premises after the Taking by the fair market value of the Premises prior to the Taking; and (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

                                      10.

     (E)  TENANT'S RIGHTS. Notwithstanding anything to the contrary in this
Section 16, Tenant shall have the right to terminate this Lease if any material Taking interferes with Tenant's use of the Premises.

17. MECHANICS' LIEN. Tenant shall (1) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises, and (2) indemnify, defend and hold Landlord and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises, and (3) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and (4) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

18. INSPECTION OF THE PREMISES. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of nonresponsibility for alterations, additions or repairs, and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises ordinary "For Lease" or "For Sale" signs. Notwithstanding the foregoing, such entry, maintenance and repair shall not interfere with Tenant's use of the Premises.

19. COMPLIANCE WITH LAWS. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. The provisions of this Section 19 shall be subject to Landlord's warranties found in Section 13 above and Landlord's obligations to spread the expense of any capital improvement over the life of such improvement as found in Section 5 above.

20.  SUBORDINATION.

     (A) RIGHTS. At the option of the Landlord, the rights of Tenant under this Lease shall be subject and subordinate to any mortgage or deed of trust which are or may hereafter be placed upon the Premises, or any part thereof, by Landlord.

     (B) DOCUMENTS. Tenant shall, upon Landlord's request, promptly execute any instrument (including an amendment to this Lease) or instruments of subordination necessary to subordinate this Lease to any mortgage or deed of trust to be placed upon the Premises, or any part thereof, by Landlord in accordance with Subsection 20(a) above. Tenant agrees to recognize any mortgagee or beneficiary of the deed of trust subsequently encumbering the Premises and

                                      11.

any party acquiring title to the Premises, by judicial foreclosure or a trustee's sale, as a successor to Landlord hereunder.

     (C) QUIET ENJOYMENT. Notwithstanding anything to the contrary in this Section, Tenant's quiet enjoyment of the Premises shall not be disturbed by any mortgagee or beneficiary under a deed of trust or by anyone else as long as Tenant is not in default under this Lease.

21. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at 150% of the monthly rent for the last month of the Lease term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

22. NOTICES. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time which such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this section. At the date of execution of this Lease, the address of Landlord is:

          Oakmead Investments
          3375 Scott Boulevard, #308
          Santa Clara, CA 95051
          Attn: Mr. Terrence J. Rose

and the address of Tenant is:

          Amdahl `Corporation
          P.O. Box 470
          Mail Stop 110
          1250 East Arques Avenue
          Sunnyvale, CA 94086
          Attn:  Mr. Gary Alfson
                 Manager of Real Estate

23. ATTORNEYS' FEES. In the event either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, to terminate the tenancy of the Premises, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury.

24. NONASSIGNMENT. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant's therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to unreasonably withhold. A consent to one assignment, subletting, occupancy or use by another

                                      12.

party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

     Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the waiver or consent shall so provide.

25. SUCCESSORS. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

26. LANDLORD LOAN OR SALE. Tenant agrees promptly following request by Landlord to execute and deliver to Landlord any documents, including estoppel certificates, presented to Tenant by Landlord, (i) certifying that, to Tenant's knowledge, this Lease is unmodified and in full force and effect or specifying any modifications made, and specifying the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying any such defaults, and (iii) evidencing the status of the Lease, to Tenant's knowledge, as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord.

27. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

28. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

29.  GENERAL.

     (A) The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease.

     (B) The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It being intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

                                      13.

     (C) Any executed copy of this Agreement shall be deemed an original for all purposes.

     (D) Time is of the essence for the performance of each term, covenant and condition of this Lease.

     (E) In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     (F) If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

     (G) This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term and provision of this Lease shall be effective until set forth in writing signed by both Landlord and Tenant.

30. SIGN. Tenant shall not place or permit to be placed any sign or decoration on the Premises or the exterior of the Building without the prior written consent of Landlord, which consent shall not be unreasonably with held. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the land or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Premises or Building, and shall repair any damage caused by the installation or removal of such sign.

31. INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

32. SURRENDER OF THE PREMISES. On the last day of the term hereof, or on sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in condition sufficient to be leased for general office purposes, excepting reasonable wear and tear and any damages or destruction caused by casualty or acts of God, with all painted interior walls washed, or repainted if marked or damaged, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain heating and air conditioning pursuant to Section 9A above), all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

                                      14.

33.  OPTION TO EXTEND.

     (A) PERIOD. Provided that Tenant is not in default under this Lease at the end of the original term of this Lease, Tenant shall have the option to extend the term of the Lease for two (2) successive five (5) year periods on all of the same terms and conditions set forth in this Lease, except for the rental adjustment as provided in this Section 33. The option to extend for the first five (5) year period shall be exercisable only by Tenant giving Landlord written notice not less than one hundred twenty (120) days prior to the Expiration Date. The option to extend for the second five (5) year period shall be exercisable only by Tenant giving Landlord written notice not less than one hundred twenty
(120) days prior to the expiration of the first option period.

     (B)  RENT FOR FIRST THIRTY MONTHS.

               (1) Sixty (60) days prior to the expiration of the original term of the Lease, Landlord and Tenant shall enter into negotiations with respect to the rent for the first thirty (30) months of the first five (5) year option.

               (2)  In the event such agreement cannot be made within ninety
(90) days prior to the expiration of the original term of the lease, the Landlord and Tenant shall each appoint an independent third party real estate professional who must have at least five (5) years experience in commercial industrial real estate brokerage in Santa Clara County and be a member of the Association of South Bay Brokers. In the event one party fails to appoint said real estate professional within fifteen (15) days following receipt of written notice in which the other party has named its professional, the other party may request the President of the Association of South Bay Brokers to appoint the second professional for the failing party. The two professionals shall independently submit written statements of what each determines to be the Fair Market Rent for like space, similarly improved, in the area. If the difference as determined is 10% or less, the rent during the first thirty (30) months of the renewal term shall be the average of the two. If the difference is greater than 10%, a third professional shall be chosen jointly by the first two professionals and the three Fair Market Rent amounts shall be averaged to determine such rent.

     (C)  RENT AFTER FIRST THIRTY MONTHS.

               (1) After the first thirty (30) months of the first five (5) year option period, the rent shall be increased by twenty percent (20%) ("Adjusted Rent").

               (2) Effective at the commencement of the second five (5) year period, the rent shall be as determined by using the same process stated in 33(b), above, for the first five (5) year option period ("Second Adjusted Rent").

               (3) Effective thirty (30) months after the commencement of the second five (5) year option period, the rent shall be the Second Adjusted Rent increased by twenty percent (20%).

     (D) RENT NOT LESS THAN PREVIOUS PERIOD. In no event shall the monthly rent during either option period be less than the monthly rent during the last month of the previous term or option period, as applicable.

                                      15.

34. AUTHORITY. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LANDLORD:                                  TENANT:

OAKMEAD INVESTMENTS,                       AMDAHL CORPORATION,
a Delaware corporation                     a Delaware corporation

By: __________________________________     By: ________________________________
TERRENCE J. ROSE                               E.S. HARTFORD
Partner                                        Director of Facilities

Date _________________________________     Date _______________________________

                                      16.

                                   EXHIBIT B

                            SUBLET SPACE - FLOOR PLAN

                                [To Be Attached]

                              [Exhibit B Diagram]

                                   EXHIBIT C

                              TENANT IMPROVEMENTS

     Sublessor, at Sublessor's sole cost and expense, shall provide space planning services to define tenant improvements yet shall improve the premises substantially as follows:

A.   Install a uni-sex prefabricated shower stall, no tile.

B.   Provide one (1) monument sign, subject to Landlord approval.

C.   Repair any missing base board.

D.   Demise premises by building walls at locations specified in Exhibit B.

E.   Divide the large center room marked "C" into two conference rooms.

F. Create three (3) lab areas totaling 1,750 square feet with 15 (20 amp) electrical drops and tile floor covering.

G. Provide allowance up to seven thousand five hundred dollars ($7,500) for miscellaneous tenant improvements to be performed by Amdahl at current billing rates, including necessary rezoning of HVAC only to areas affected by tenant improvement work except that Amdahl will balance HVAC in areas "C" and office 708 at no cost. Sublessee shall install, at its sole cost, any security and telecommunication systems. Amdahl will assist in such coordination if required - by consultation.

H. Divide office 708 into two offices and replace door hardware on second door.

I.   Remove hallway door located between offices 708 and 254.

J.   Complete wall between offices 727 and 731.

K.   Restore (build) wall between offices 811 and 813 to match the drawing.

L.   Install hallway door between offices 784 and 779, if required by code.

                          FIRST AMENDMENT TO SUBLEASE

RE: That certain Sublease dated February 16, 1995 by and between Amdahl Corporation as Sublessor and NVidia as Sublessee as pertains to the Property identified as 432 Lakeside Drive, Sunnyvale, California

PARAGRAPH 6: The Letter of Credit will be in the amount of $125,000 for the first six (6) months of the Sublease, after which, if Sublessee has made its rental payments on time as agreed, Sublessor will require it to be no greater than $100,000.

Sublessor and Sublessee agree that the attached form of Landlord consent is acceptable in lieu of the form attached to the original Sublease.

AMDAHL CORPORATION                  NVIDIA


By:/s/ Edward S. Hartford           By:[SIGNATURE ILLEGIBLE]
   ----------------------------        -------------------------------
     Edward S. Hartford
Its: Vice President, Facilities     Its:  Vice President of Operations

Date:  March 1, 1995                Date:  February 28, 1995
       ------------------------            ---------------------------

attachment

                              CONSENT OF LANDLORD
                      AS TO THE AMDAHL TO NVIDIA SUBLEASE
                      AT 432 LAKESIDE DRIVE, SUNNYVALE, CA

     Landlord grants its consent to the Subleasing of a portion of the Premises without modifying any term, condition or covenant of the Master Lease as between Landlord and Sublessor.

                                    "LANDLORD"

                                    By: [SIGNATURE ILLEGIBLE]
                                       -------------------------

                                    Its: PARTNER
                                        ------------------------

                          AMENDMENT NO. 2 TO SUBLEASE

     This AMENDMENT NO. 2 TO SUBLEASE ("Amendment") is made effective as of September 1, 1995 (the "Effective Date") between AMDAHL CORPORATION, a Delaware corporation ("Sublessor"), and NVIDIA CORPORATION.

     The parties enter into this Amendment based upon the following facts, understandings and intentions:

     A. Sublessor currently leases approximately 59,885 rentable square feet of space (the "Premises") at 432 Lakeside Drive, Sunnyvale, California pursuant to that certain Lease Agreement dated November 7, 1983 between Oakmead Investments, as landlord, and Sublessor, as tenant.

     B. Sublessor and Sublessee are now parties to that certain Sublease Agreement, dated February 2, 1995, for the use of approximately 29,100 rentable square feet, but by agreement, charged as 27,875 rentable square feet of space ("Existing Sublet Space") in the Premises.

     C. Sublessor desires to sublease additional space to Sublessee and Sublessee desires to sublease additional space from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

     D. The parties hereto desire to modify the Sublease as hereinafter provided. Capitalized terms used herein shall have the same meaning given them in the Sublease unless otherwise defined herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. EXPANSION OF EXISTING PREMISES. As of the Effective Date, the Existing Sublet Space shall be increased to an aggregate size of approximately 34,251 rentable square feet of space, but by agreement, charged as 33,026 rentable square feet consisting of: (i) the approximately 29,100 rentable square feet of space (but by agreement, charged as 27,875 rentable square feet) comprising the Existing Sublet Space, and (ii) approximately 5,151 rentable square feet of space ("Additional Space") located in the Premises and more particularly shown on EXHIBIT A attached to this Amendment. Sublessee hereby accepts the Additional Space in an "as-is, where-is" condition, as exists as of the Effective Date, with all defects, whether or not disclosed to Sublessee by Sublessor, and subject to all applicable laws, ordinances and regulations and any covenants or restrictions of record relating to the Additional Space. However, Sublessor will be responsible for demising the Additional Space, including relocating doors for offices 1166, 1172, 1174, 1184, and 1186. The cost of relocating doors for these offices will be amortized over the remaining initial sublease term and added to the rent. Sublessor makes no representations or warranties, express or implied, as to the physical condition of the Additional Space, its current compliance with law or its fitness for Sublessee's intended use, or the condition of the structural and nonstructural portions of the Additional Space or whether any repairs are necessary to correct preexisting conditions.

                                      1.

     2. RENT. The monthly Base Rent due hereunder the Sublease shall be Thirty-Three Thousand Nine Hundred Ninety-Five Dollars and Fifty-Four Cents ($33,995.54).

     3. PARKING. The number of parking spaces allotted under Section 17.6 of the Sublease are amended to one hundred thirty (133).

     4. FULL FORCE AND EFFECT. Except as herein amended and supplemented, the Sublease shall continue in full force and effect as written.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment with duplicate counterparts as of the day and year first above written.

                                    SUBLESSOR

                                    Amdahl Corporation,
                                    a Delaware corporation

                                    By: /s/ Edward S. Hartford
                                       -------------------------------
                                            Edward S. Hartford
                                    Title:  Vice President, Facilities

                                    SUBLESSEE

                                    NVidia Corporation

                                    By: [SIGNATURE ILLEGIBLE]
                                       -------------------------------

                                    Title: Vice President of Operation
                                          ----------------------------

                                      2.

                          AMENDMENT NO. 3 TO SUBLEASE

     This AMENDMENT NO. 3 TO SUBLEASE ("Amendment") is made as of September 4, 1997 between AMDAHL CORPORATION, a Delaware corporation, and NVIDIA CORPORATION, a Delaware corporation ("Sublessee").

     The parties enter into this Amendment based upon the following facts, understanding and intentions:

     A. Sublessor currently leases approximately 59,885 rentable square feet of space (the "Premises") at 432 Lakeside Drive, Sunnyvale, California pursuant to that certain Lease Agreement dated November 7, 1983 between Oakmead Investments, as landlord, and Sublessor, as tenant.

     B. Sublessor and Sublessee are now parties to that certain Sublease Agreement, dated February 2, 1995 as amended by an Amendment No. 1 to Sublease dated March 1, 1995 and an Amendment No. 2 to Sublease effective as of September 1, 1995 (as amended, the "Sublease") for the use of approximately 34,251 rentable square feet of space, but by agreement, charged as 33,026 rentable square feet of space (the "Sublet Space") in the Premises.

     C.  Sublessor and Sublessee desire to extend the Term of the Sublease.

     D. The parties hereto desire to modify the Sublease as hereinafter provided. Capitalized terms used herein shall have the same meaning given them in the Sublease, unless otherwise defined herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. EXTENSION OF TERM. Effective as of September 1, 1997, the Term of the Sublease shall be extended for an additional period of one (1) year, such that the Term of the Sublease shall expire on August 31, 1998. The gross rent due from Sublease during such extension period shall be Sixty-Two Thousand Four Hundred Nineteen and 14/100 Dollars ($62,419.14) per month.

     2. ELIMINATION OF OPTIONS TO EXTEND. Sublessee shall have no option or ability whatsoever to extend the Term of the Sublease beyond August 31, 1998. In connection therewith, Section 1.2 of the Sublease is hereby deleted in its entirety.

     3. ELIMINATION OF RIGHT OF FIRST NEGOTIATION. The right of first negotiation granted Sublessee in Section 1.3 of the Sublease is hereby eliminated.

     4. LETTER OF CREDIT. Notwithstanding anything to the contrary in Section 6 of the Sublease, the amount of the Letter of Credit to be deposited with Sublessor upon execution of this Amendment shall be One Hundred Fifty Thousand Dollars ($150,000). The amount of the Letter of Credit shall be reviewed by Sublessor at that time in the sole discretion of Sublessor.

                                      1.

     5. FULL FORCE AND EFFECT. Except as herein amended and supplemented, the Sublease shall continue in full force and effect as written.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment with duplicate counterparts as of the day and year first above written.

                              "SUBLESSOR"

                              Amdahl Corporation,
                              a Delaware corporation

                              By: /s/ Jonathan C. Anderson
                                 ------------------------------------
                              Name:   Jonathan C. Anderson
                              Title:  Director, Corporate Real Estate

                              "SUBLESSEE"

                              NVidia Corporation,
                              A Delaware corporation

                              By: /s/ Richard Whitaire
                                 ------------------------------------
                              Name:   Richard Whitaire
                                   ----------------------------------
                              Title:  VP of Corporate Engineering
                                    ---------------------------------

                                      2.